UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 19, 2025 (May 19, 2025)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation)

001-38911	N/A
(Commission File Number)	(I.R.S. Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of principal executive offices)

Not applicable

(Zip Code)

(44) 207 433 4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, no par value	CLVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Partial Redemption of 2026 Notes

On May 19, 2025, Camelot Finance S.A., a subsidiary of Clarivate Plc (“Clarivate”), sent a notice of conditional partial redemption to Wilmington Trust, National Association, as trustee, for $500 million of its outstanding 4.50% Senior Secured Notes due 2026 (144A/Reg S CUSIP: 13323A AB6 / L1408L AB2; 144A/Reg S ISIN: US13323AAB61 / USL1408LAB29), originally issued on October 31, 2019 (the “2026 Notes”), at a cash redemption price to be calculated as provided in the 2026 Notes, plus accrued and unpaid interest to the expected redemption date of May 30, 2025. The redemption is conditioned upon the completion of one or more debt financing transactions generating net proceeds to fund the redemption price. Upon completion of the redemption, $200 million of the 2026 Notes will remain outstanding. This Current Report on Form 8-K does not constitute a notice of redemption of the 2026 Notes.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

No.	Description
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 19, 2025

CLARIVATE PLC
By:	/s/ John Doulamis
	Name:	John Doulamis
	Title:	Senior Vice President and General Counsel